UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

Atlas Pipeline Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-14998	23-3011077
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One 1000 Commerce Drive, Suite 400 Pittsburgh, PA		15275
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 877-950-7473

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Underwritten Public Offering of Common Units

On December 4, 2012, Atlas Pipeline Partners, L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), to issue and sell up to 11,212,500 common units representing limited partner interests of the Partnership (the “Units”), including up to 1,462,500 Units to cover the Underwriters’ option, at a public offering price of $31.00 per unit in an underwritten public offering (the “Equity Offering”). Assuming no exercise of the Underwriters’ option, the net proceeds of the Equity Offering, including the Partnership’s general partner’s proportionate capital contribution, and after underwriting discounts and estimated expenses, will be approximately $296.2 million.

The Underwriting Agreement contains customary representations, warranties and covenants among the parties as of the date of entering into the Underwriting Agreement; these representations, warranties and covenants are not factual information to investors about the Partnership. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Units were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3ASR (Registration No. 333-170735) automatically effective on November 19, 2010 (the “Registration Statement”). The Equity Offering is being made under the prospectus supplement dated December 4, 2012 (“Prospectus Supplement”), and the accompanying prospectus dated November 19, 2010, constituting a part of the Registration Statement.

Private Placement of Senior Notes due 2020

On December 6, 2012, Atlas Pipeline Escrow, LLC (the “Escrow Issuer”), a newly-formed wholly-owned subsidiary of the Partnership, entered into a purchase agreement with the initial purchasers named therein (the “Purchase Agreement”) for the private issuance under Rule 144A and Regulation S of the Securities Act of $175 million of 6 5/8% Senior Notes due 2020 (the “Notes”). Closing of the offering is expected on or about December 20, 2012, and, upon issuance, the Notes will not have been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act.

The net proceeds of this offering, together with cash in an amount sufficient to fund the special mandatory redemption payment (described below), when and if due, will be deposited into a segregated escrow account on the closing date and will be held as collateral security for the Escrow Issuer’s obligations in respect of the Notes during the escrow period.

If (1) the Partnership’s previously-announced acquisition of substantially all of the assets of Cardinal Midstream LLC (the “Acquisition”) is not completed on or before February 15, 2013, or (2) the Acquisition agreement is terminated or the Partnership determines that the Acquisition will not otherwise be pursued, then the Escrow Issuer will be required to redeem the Notes at 100% of the issue price of the Notes, plus accrued and unpaid interest from September 28, 2012 up to, but excluding, the redemption date (the “special mandatory redemption payment”). At the time of the closing of the Acquisition, (1) the Partnership and its wholly-owned subsidiary, Atlas Pipeline Finance Corporation (“Finance Co.”), will assume all of Escrow Issuer’s obligations under the Notes and the related indenture through a merger, liquidation, sale of assets or otherwise, such that the Partnership and Finance Co. will become the direct obligors of the Notes and (2) the offering proceeds and deposit of cash to fund the special mandatory redemption payment will be released to the Partnership.

In the event the Acquisition closes concurrently with the settlement of the Notes, the Notes will be issued by the Partnership and Finance Co. rather than the Escrow Issuer. In such case, the proceeds of the Notes will be used at closing to finance the Acquisition and not be placed in escrow or otherwise be held as collateral for the Notes, and the Notes will not be subject to any special mandatory redemption payment. In addition, in such event, the Notes will be issued under the indenture governing the Partnership and Finance Co.’s existing 6 5/8% Senior Notes due 2020 as additional notes thereunder, with all such notes treated as a single series of notes and voting as a single class for all matters submitted to a vote of noteholders under the indenture.

The Purchase Agreement contains customary representations, warranties and covenants among the parties as of the date of entering into such Purchase Agreement; these representations, warranties and covenants are not factual information to investors about the Partnership. The Purchase Agreement is filed as Exhibit 1.2 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Purchase Agreement is qualified in its entirety by reference to such exhibit.

Item 1.02	Termination of a Material Definitive Agreement

Pursuant to the terms of the previously-disclosed Class D Preferred Unit Purchase Agreement dated November 30, 2012 by and among the Partnership and the purchasers named therein (the “Class D Purchase Agreement”), on December 10, 2012, upon the completion of the Equity Offering, the Class D Purchase Agreement terminated. Accordingly, the Partnership will not issue or sell any Class D preferred units under the Class D Purchase Agreement.

Item 8.01	Other Events

On December 5, 2012, the Partnership filed with the Securities and Exchange Commission the Prospectus Supplement to the base prospectus contained in the Partnership’s Registration Statement with respect to the Equity Offering. Exhibits 1.1, 5.1, 8.1, 23.1 and 23.2 attached to this Current Report on Form 8-K are incorporated by reference in their entirety into the Prospectus Supplement and Registration Statement.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are included with this report:

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated December 4, 2012, among Atlas Pipeline Partners, L.P. and the underwriters named therein.

1.2	Purchase Agreement, dated December 6, 2012, among Atlas Pipeline Escrow, LLC and the initial purchasers named therein

5.1	Opinion of Ledgewood, P.C.

8.1	Opinion of Ledgewood, P.C. as to certain tax matters.

23.1	Consent of Ledgewood, P.C. (included in Exhibit 5.1).

23.2	Consent of Ledgewood, P.C. (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Pipeline Partners, L.P.
By: Atlas Pipeline Partners GP, LLC, its general partner

Date: December 10, 2012		/s/ Robert W. Karlovich, III
	Name:	Robert W. Karlovich, III
	Title:	Chief Financial Officer